Exhibit 99.1

Corporate Headquarters 9009 Carothers Parkway, Suite C-2 Franklin, Tennessee 37067

Investor Contacts:		Media Contact:
Ron Scarboro	Tripp Sullivan	Thomas Mitchell
Chief Financial Officer	Corporate Communications, Inc.	Director of Marketing
ronald.scarboro@medquist.com	tripp.sullivan@cci-ir.com	tmitchell@medquist.com
(615) 798-4350	(615) 324-7335	(615) 798-6630

MedQuist Holdings Adds Two Independent Directors

FRANKLIN, Tenn., Oct. 19, 2011 — MedQuist Holdings Inc. (NASDAQ: MEDH), (“the Company”) a leading provider of integrated clinical documentation solutions for the U.S. healthcare industry, today announced that its board of directors elected Robert J. Greczyn, Jr. and Andrew E. Vogel to the board, expanding the size of the board to eleven members and increasing the number of independent directors to four.

“Our top corporate governance objective is to have a majority independent board by early February 2012,” noted Vern Davenport, Chairman and Chief Executive Officer of MedQuist Holdings. “Today’s announcement puts us well on the way to meeting that objective. Bob and Andrew’s wealth of healthcare and financial expertise should provide valuable input and direction as we execute our growth strategy. We look forward to their contributions to our continued growth.”

Mr. Greczyn was with Blue Cross and Blue Shield of North Carolina (“BCBSNC”) from 1998 until his retirement in February 2010, where he served as the President and Chief Executive Officer since April 2000, the President and Chief Operating Officer from September 1999 to April 2000, and the Executive Vice President and Chief Operating Officer from August 1998 to September 1999. Prior to joining BCBSNC, Mr. Greczyn was the President and Chief Executive Officer of Healthsource North Carolina, Inc. from April 1990 until June 1997. From June 1997 to January 1998, he was appointed to serve as the President and Chief Executive Officer of Healthsource North Carolina and Healthsource North Carolina Administrators while the companies were integrated into CIGNA Healthcare Inc. Since retiring in February 2010, Mr. Greczyn has served on the boards of private companies and invested in early stage start-up companies. Mr. Greczyn has a B.A. from East Carolina University and an M.P.H. from the University of North Carolina - Chapel Hill.

Mr. Vogel is a Managing Member of ZM Capital, a media and communications focused private equity firm, and has been working at ZelnickMedia Corp. since November 2003. Prior to joining ZelnickMedia, Mr. Vogel was an investment professional at Ripplewood Holdings. Previously, Mr. Vogel was an investment professional at McCown De Leeuw

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Phone: 615.798.6000	Fax: (866) 796-5127	www.medquist.com

MEDH Adds Two Independent Directors

October 19, 2011

& Co. and an investment banker in Lehman Brothers’ Mergers and Acquisitions group. Mr. Vogel served as a member of the MedQuist Inc. board of directors from September 2008 to March 2011 and served as a member of the MedQuist Inc. Audit Committee. Mr. Vogel is also a director of several privately held companies, including CRT Holdings, LLC, Airvana Network Solutions, Inc. and Alloy Media Investments, L.L.C. Mr. Vogel has a B.A. from Wesleyan University and an M.B.A. from Harvard Business School.

About MedQuist Holdings

MedQuist is a leading provider of clinical narrative capture services, Speech Understanding technology from M*Modal and clinical documentation workflow. MedQuist’s enterprise solutions – including mobile voice capture devices, speech recognition, Web-based workflow platforms and global network of medical editors – help healthcare facilities facilitate adoption of electronic health records (EHR), improve patient care, increase physician satisfaction and lower operational costs. For more information, please visit www.medquist.com.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as statements regarding the timing of the majority independence of the board of directors, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

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